EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VolitionRx Limited

Henderson, NV

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2024 Stock Incentive Plan of VolitionRx Limited of our report dated March 25, 2024, with respect to the consolidated financial statements of VolitionRx Limited for the years ended December 31, 2023 and 2022 included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

July 24, 2024